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                                                                  EXHIBIT 23(a)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1987 Incentive and Nonqualified Stock Option Plans of First Commercial Corporation (No. 33-79462), and the Employee Stock Ownership Credit and 401(k) Plan of First Commercial Corporation (No. 2-94856) and in the Registration Statements on Forms S-3 pertaining to a selling shareholder of First Commercial Corporation (No. 33-77922) and in the related Prospectus and to the selling shareholders of First Commercial Corporation (No. 33-65017) and in the related Prospectus and pertaining to the First Commercial Corporation Dividend Reinvestment and Common Stock Purchase Plan (No. 33-38190) and in the related Prospectus of our report dated January 30, 1996, with respect to the consolidated financial statements of First Commercial Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1995.



                                                       /s/Ernst & Young LLP

Little Rock, Arkansas
March 28, 1996